EXHIBIT 4.1
     THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of OCTOBER 31, 2006, by and among the parties listed on Schedule A hereto (each an “Additional Guarantor” and collectively, the “Additional Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used in this Fourteenth Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture (as defined on Exhibit A attached hereto).
RECITALS
     WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Bank Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Bank Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;
     WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Fourteenth Supplemental Indenture; and
     WHEREAS, the consent of Holders to the execution and delivery of this Fourteenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Fourteenth Supplemental Indenture have been taken.
     NOW, THEREFORE IT IS AGREED:
     Section 1. Joinder. Each Additional Guarantor agrees that by its entering into this Fourteenth Supplemental Indenture it hereby unconditionally guarantees all of the Issuer’s obligations under (i) the 6.875% Senior Notes, (ii) the 5.95% Senior Notes, (iii) the 4.95% Senior Notes, (iv) the 5.15% Senior Notes, (v) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (vi) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Original Indenture.
     Section 2. Ratification of Indenture. This Fourteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 3. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 4. Successors and Assigns. All covenants and agreements in this Fourteenth Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor’s successors and assigns, whether so expressed or not.

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     Section 5. Separability Clause. In case any one or more of the provisions contained in this Fourteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 6. Governing Law. This Fourteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Fourteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Fourteenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     Section 7. Counterparts. This Fourteenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     Section 8. Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourteenth Supplemental Indenture.
     IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the date first above written.

THE ADDITIONAL GUARANTORS NAMED ON SCHEDULE A HERETO, as Guarantors

By: Joseph R. Sicree

Name: Joseph R. Sicree
Title: Designated Officer
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
By: George N. Reeves
Name: George N. Reeves
Title: Vice President

SCHEDULE A

Company Name	General Partner/Member
Toll CA XVII, L.P.	Toll CA GP Corp.
Toll MD X Land Limited Partnership	Toll Land Corp. NO. 43
Toll NC II L.P.	Toll NC GP Corp.
Toll NJ XI, L.P.	Toll Land Corp. NO. 10
Toll Morgan Street LLC	Toll NJ XI, L.P.

EXHIBIT A
For purposes of this Fourteenth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of November 22, 2002 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the “6.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture, dated May 1, 2003 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions, related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the “5.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture, dated January 26, 2004 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture, dated March 1, 2004 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the “4.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture, dated September 20, 2004 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee; (ix) the Sixth Supplemental Indenture, dated as of October 28, 2004 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee; (x) the Seventh Supplemental Indenture, dated as of October 31, 2004 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xi) the Eighth Sup plemental Indenture, dated as of January 31, 2005 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xii) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.15% Senior Notes due 2015 (the “5.15% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 26, 2005; (xiii) the Ninth Supplemental Indenture, dated as of June 6, 2005 (the “Ninth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xiv) the Tenth Supplemental Indenture, dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, thereby became Guarantors); (xv) the Eleventh Supplemental Indenture, dated as of January 31, 2006 (the “Eleventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, thereby became Guarantors); (xvi) the Twelfth Supplemental Indenture, dated as of April 30, 2006 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, thereby became Guarantors); and (xvii) the Thirteenth Supplemental Indenture, dated as of July 31, 2006 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Fourteenth Supplemental Indenture) and/or amended.